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                                                                     EX-10(82)


                           Amendment to Escrow Agreement
                  ----------------------------------------------


     Amendment, dated as of October 30, 1997, to Escrow Agreement, as amended, among Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., and NationsBank ("Escrow Agreement");

     Whereas, Section 5.02 of the Escrow Agreement provides that the Escrow Agreement may be amended by written agreement of the parties thereto without obtaining the consent of the Participants if the amendment does not adversely affect the rights of the Participants;

     Whereas, the Human Resources Committee of the Board of Directors of Harrah's Entertainment, Inc. approved an amendment to the Escrow Agreement on October 30, 1997, concerning the appointment of an EDCP Investment Committee, and said amendment does not adversely affect the rights of Participants;

     Whereas, the parties to the Escrow Agreement desire to amend the Escrow Agreement as authorized by the Human Resources Committee.

     NOW THEREFORE, the parties to the Escrow Agreement hereby agree to amend the Escrow Agreement as follows:

     1.   The following subsection (d) is added following 2.02(c) of the Escrow
          Agreement:

          "(d) The Human Resources Committee of the Company's Board of Directors may appoint an Investment Committee consisting of four corporate officers of the Company (the "EDCP Committee"). Notwithstanding anything herein to the contrary, the EDCP Committee shall, by majority vote which may include action by a majority of such Committee members acting by written consent, have authority to determine investment guidelines and procedures and to select and approve the various investments of any assets held in the Escrow Fund including cash and any assets or investments contained within or held under insurance policies in the Escrow Fund. The Escrow Agent may rely upon a letter from the Secretary or Assistant Secretary of the Company or from Management Compensation Group
          (MCG) that reports any decision

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          made by the EDCP Committee, and the Escrow Agent agrees to carry out such decision as soon as reasonably practicable after receipt of any such letter. The Escrow Agent and the Company may designate MCG or the Company's Controller to deal directly with any insurance carriers for purposes of implementing these investment decisions. All such investments shall be held by the Escrow Agent pursuant to this Escrow Agreement and subject to the terms hereof, as amended.

          The Escrow Agent shall act only as an administrative agent in carrying out directed investment transactions in accordance with this paragraph and shall not be responsible for any investment decision. If a directed investment transaction violates any duty to diversify, to maintain liquidity or to meet any other investment standard or other requirement under this Escrow Agreement or applicable law, the entire responsibility shall rest upon the Company. The Escrow Agent shall be fully protected in acting upon or complying with any restrictions or directions provided in accordance with this paragraph."

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date written above.

                                        HARRAH'S ENTERTAINMENT, INC.

                                        By:  /s/ Neil F. Barnhart
                                             ------------------------------

                                        Title:
                                             ------------------------------

                                        HARRAH'S OPERATING COMPANY, INC.

                                        By:  /s/ Neil F. Barnhart
                                             ------------------------------

                                        Title:
                                             ------------------------------

                                        NATIONSBANK

                                        By:  /s/ R. Otis Goodin
                                             ------------------------------

                                        Title:  Vice President
                                             ------------------------------


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                            Harrah's Entertainment, Inc.
                       -------------------------------------
                               Certified Resolution
                             -------------------------



     I, Assistant Secretary of Harrah's Enteratinment, Inc., (the "Company") hereby certify that the attached resolution was adopted by the Human Resources Committee of the Company's Board of Director on October 30, 1997 and said resolution is still in full force and effect.



     February 9, 1998                   /s/ Vincent G. DeYoung
                                        -----------------------------------
                                        Vincent G. DeYoung
                                        Assistant Secretary,
                                        Harrah's Entertainment, Inc.


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EDCP -
Appointment of
Investment          RESOLVED, that an EDCP Investment Committee is hereby
Committee           established to determine investment guidelines and
                    procedures and to select or approve investments related to the Executive Deferred Compensation Plan including, but not limited to, investments of variable insurance policies and other assets held in escrow under the Escrow Agreement with NationsBank, such committee to have authority to secure professional investment advice, and the committee will further report annually to the Human Resources Committee concerning its decisions and the results of the investments;

                    RESOLVED, that the EDCP Investment Committee will consist of four corporate officers appointed by the Human Resources Committee, and that Colin V. Reed, Neil F. Barnhart, Ben C. Peternell, and Charles L. Atwood, be, and they hereby are, appointed as the initial members of such Investment Committee;

                    RESOLVED, that the EDCP Investment Committee shall, by majority vote of the members, be authorized to establish procedures for its meetings and actions including, but not limited to, voting and quorum requirements;

                    RESOLVED, that any amendments and other actions related to the Escrow Agreement with NationsBank that may be necessary or appropriate to implement the EDCP Investment Committee be, and such amendments and actions hereby are, approved;

                    RESOLVED, that each of the officers of the Company (the "Officers"), or their designees appointed in writing be, and each of them hereby is, authorized to take any action to execute and deliver, on behalf of the Company, and to perform the Company's obligations under, any and all documents, agreements, contracts, and other instruments that any one or more of the Officers deem necessary or desirable to evidence or give effect to the action contemplated in the foregoing resolutions, all upon such terms and conditions, not inconsistent with the aforesaid resolutions, as any one or more of the Officers or their designees may approve; and


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                    RESOLVED, that this Committee hereby adopts the form and
                    content of any resolutions that any one or more of the Officers, or their designees, deem necessary to evidence the approval by the Company of, or carry into effect, the actions contemplated by the foregoing resolutions if (1) in the opinion of such Officer, or such Officer's designee, so acting, the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Company evidences such adoption by filing with the minutes of this meeting copies of such resolutions which shall thereupon be deemed to be adopted by this Committee and incorporated in the minutes as a part of this resolution with the same force and effect as if presented and approved at this meeting.